                                                                  EXHIBIT 10.3)


                         THIRD SUPPLEMENTAL AGREEMENT

         THIRD SUPPLEMENTAL AGREEMENT dated as of January 27, 1995 among Paine Webber Group Inc., a Delaware corporation (the "Purchaser"), General Electric Company, a New York corporation (the "Parent"), and Kidder, Peabody Group Inc., a Delaware corporation (the "Seller").

         WHEREAS, the parties hereto have previously entered into an Asset Purchase Agreement dated as of October 17, 1994 (as amended and supplemented, the "Asset Purchase Agreement") and a Restructuring Agreement dated as of October 17, 1994 (as amended and supplemented, the "Restructuring Agreement");

         WHEREAS, the parties hereto have previously entered into a Supplemental Agreement dated as of December 9, 1994 (the "First Supplemental Agreement");

         WHEREAS, the parties hereto have previously entered into a Second Supplemental Agreement dated as of December 16, 1994 (the "Second Supplemental Agreement"); and

         WHEREAS, the parties hereto desire to further supplement the provisions of the Asset Purchase Agreement, the Restructuring Agreement, the First Supplemental Agreement and the Second Supplemental Agreement in the manner set forth in this Agreement;

         NOW THEREFORE, in consideration of the mutual agreements contained herein and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                                  DEFINITIONS

         SECTION 1.01   Definitions.  (a)     Terms used herein and not
                        -----------
otherwise defined herein shall have the meanings set forth in the Asset Purchase Agreement, the Restructuring Agreement, the First Supplemental Agreement and the Second Supplemental Agreement, as the case may be.

         (b) As used in this Agreement, the following terms shall have the following meanings:

         "Contemplated Payment" has the meaning set forth in Section 4.07.

         "First Asset Management Closing" has the meaning set forth in Section 3.01.

        "First Asset Management Closing Date" has the meaning set forth in
Section 3.01.

        "KPAM" has the meaning set forth in Section 4.07.

        "MHAM" has the meaning set forth in Section 4.07.

        "Physical Securities" has the meaning set forth in Section 4.02.

        "Related Retail Brokerage Closing Date" has the meaning set forth in
Section 2.01(a).

        "Reorganization Transactions" has the meaning set forth in Section
2.03.

        (c) This Agreement shall be deemed to be a Transaction Document and each reference in any of the Transaction Documents to the Transaction Documents shall be deemed to include this Agreement.

         SECTION 1.02     Rules of Interpretation.  The rules of interpretation
                          -----------------------
specified in Section 1.02 of the Asset Purchase Agreement shall be applicable to this Agreement.

                                   ARTICLE II
                            RELATED RETAIL BROKERAGE

         SECTION 2.01     Related Retail Brokerage Closing.  (a)  The
                          --------------------------------
Related Retail Brokerage Closing shall take place at the offices of Paine Webber at 1000 Harbor Boulevard, Weehawken, New Jersey at 12:00 noon, or as soon as practicable thereafter, on January 29, 1995. The Related Retail Brokerage Closing shall be effective as of 12:01 a.m. on January 30, 1995 (the "Related Retail Brokerage Closing Date").

         (b) The payment to be made by the Purchaser at the Related Retail Brokerage Closing shall be made in the form of a cashier's check to the seller on behalf of the members of the Seller Group. The parties hereto acknowledge that the amount of the cashier's check shall have been determined on January 27, 1995 based on an estimated valuation as of the close of business on January 26, 1995 and that the actual amount to be paid by the Purchaser to the members of the Seller Group at the Related Retail Brokerage Closing shall be determined based on an estimated valuation as of the close of business on January 29, 1995. To the extent that the amount of the cashier's check is less than the actual amount to be paid by the Purchaser to the members of the Seller Group, the Purchaser shall make a wire transfer to the Seller on behalf of the members of the

Seller Group on January 30, 1995, or such other date as shall be agreed upon by the parties, in the amount of such difference. To the extent that the amount of the cashier's check is greater than the actual amount to be paid by the Purchaser to the members of the Seller Group, the Seller on behalf of the members of the Seller Group shall make a wire transfer to the Purchaser on January 30, 1995, or such other date as shall be agreed upon by the parties, in the amount of such difference.

        SECTION 2.02   Margin and Cash Accounts.     (a)  With regard to any
                       ------------------------
margin accounts with debit balances maintained by the Seller Group that are transferred to the Purchaser at the Related Retail Brokerage Closing, the following conditions shall apply:

                 (i) During the 30-day period following the Related Retail Brokerage Closing Date, the Purchaser may return for cash any such account that fails to meet New York Stock Exchange margin requirements as of the Related Retail Brokerage Closing Date or differs materially and adversely from the representations made by the Seller with respect to such account on or prior to the Related Retail Brokerage Closing; and

                 (ii) during the 90-day period following the Related Retail Brokerage Closing Date, the Purchaser may return for cash any such account that lacks an executed margin agreement or other documentation authorizing trading in the account on margin after a reasonable effort to obtain such agreement or documentation.

                 (b) With regard to cash accounts maintained by the Seller Group that are proposed to be transferred to the Purchaser at the Related Retail Brokerage Closing the following conditions shall apply:

                 (i)      no accounts with unsecured debits will be accepted;
        and

                 (ii) within 15 business days of the Related Retail Brokerage Closing Date, the Purchaser will verify the validity and collectibility of those accounts with debit balances. If a dispute exists as to the validity of the claims between the Seller and the Purchaser with respect to any debit balance, the Purchaser may return for cash the account that includes such balance to the Seller Group.

        SECTION 2.03     Omnibus Account.          The Seller shall maintain
                         ---------------
an omnibus account for 30 business days following the Related Retail Brokerage Closing Date in respect of failed trades and short inventory positions and securities transactions handled by the Reorganization Department of any member of the Seller Group ("Reorganization Transactions"), in each case arising out of Related Retail Brokerage, as of the Related Retail Brokerage Closing Date and use its reasonable efforts during such period of time to resolve any such failed trades, short inventory positions or Reorganization Transactions. Within 30 days following the Related Retail Brokerage Closing Date, the Seller and the Purchaser shall commence negotiation in good faith to reach an agreement pursuant to which, at the end of the 30 business day period, (i) the Seller Group shall transfer to the Purchaser all the rights of the Seller Group, and the Purchaser shall assume the obligations, related to any remaining such failed trades, short inventory positions or Reorganization Transactions, (ii) the Seller on behalf of the members of the Seller Group shall compensate the Purchaser therefor (which compensation may, to the extent agreed, take into account illiquidity and market risk) and (iii) to the extent the Purchaser is subsequently able to resolve any such failed trade or short inventory position following such transfer or realize any amount in respect of a Reorganization Transaction, the Purchaser shall make an appropriate cash payment to the Seller on behalf of the members of the Seller Group in respect thereof. Unless and until such transfer and assumption occurs pursuant to such an agreement between the Purchaser and the Seller, such rights shall not be Acquired Assets and such obligations shall not be Assumed Liabilities. Following any such transfer, the Purchaser shall use its reasonable efforts on an ongoing basis to resolve such failed trades, short inventory positions or Reorganization Transactions.

         SECTION 2.04     Retail Branch Offices.   (a)  The Purchaser
                          ---------------------
hereby represents and warrants that the Office Closure Costs that would actually be incurred by the Seller or the Purchaser and their respective subsidiaries in connection with the closure of the 14 retail brokerage branches previously identified to the Seller pursuant to Section 4.01 of the Restructuring Agreement and the Relocation and Refurbishment Costs and Office Closure Costs in connection with the retail brokerage operations of Hanover Square would exceed $10,000,000. The $10,000,000 amount payable by the Seller to the Purchaser pursuant to Section 4.01 of the Restructuring Agreement shall be paid at the Related Retail Brokerage Closing. The parties hereto agree that, in connection with the Restructuring, the Purchaser shall be responsible for the actual closing of any retail brokerage branches and that the Purchaser may substitute other retail brokerage branches for the 14 retail brokerage branches previously identified the Seller.

         (b) In connection with the assignment to the Purchaser of the leases of the retail branch offices of the Seller Group, the Purchaser and the Seller have agreed as to certain special arrangements with respect to the Atlanta, Chicago and Los Angeles offices of the Seller Group, as set forth in
Schedule 1.

         (c) Following the Retail Brokerage Closing Date (and without prejudice to the rights of the Purchaser under the Asset Purchase Agreement), to the extent that the Purchaser uses services pursuant to any Contracts that the Purchaser has not yet made a determination whether to assume or to reject, and to the extent that the Purchaser subsequently determines to reject any such Contracts, the Purchaser shall pay the Seller on behalf of the members of the Seller Group reasonable compensation (determined by the reference to the relevant Contract) for the use of such services to the extent the Seller Group has liability therefor; provided that (i) the Continuing Employees of Related Retail Brokerage shall be entitled to use the work stations (i.e., branch office computing equipment) of the Seller Group and (ii) the Purchaser shall have reasonable access to the mainframe computer of the Seller Group, in each case, for a period of 45 days (which may be extended by the Seller) following the Related Retail Brokerage Closing Date and without any obligation of the Purchaser to pay for the use thereof.

         SECTION 2.05     CBOT.   The parties hereto agree that the third seat
                          ----
on the Chicago Board of Trade to be transferred to the Purchaser on the Related Retail Brokerage Closing Date referred to in Section 3.10(b) of the Second Supplemental Agreement is in fact a Government Instrument Market Membership. The purchase price to be paid by the Purchaser for such Membership shall be $200,000 and shall be made by the Purchaser directly to the Chicago Board of Trade for the account of the Seller Group.

         SECTION 2.06     Insurance and Annuities Commissions Receivable.
                          ----------------------------------------------
The Purchaser shall reimburse the Seller on behalf of the members of the Seller Group for any insurance commissions advanced to investment executives of the Seller Group prior to the Related Retail Brokerage Closing Date that will subsequently be recovered by the Purchaser from third-party insurance companies. If any such amounts cannot be recovered from such third-party insurance companies within 90 days of the Related Retail Brokerage Closing Date, the Seller shall reimburse the Purchaser for such amounts. To the extent not otherwise recoverable through reasonable efforts by the Purchaser from Continuing Employees, the Seller shall reimburse the Purchaser for all commission charge-backs demanded from the Purchaser by third-party insurance companies whose annuities and insurance contracts were sold through the investment executives of the Seller Group, which annuities or insurance contracts are cancelled within the one-year period subsequent to the date the relevant annuity or insurance contract was initially sold. An estimate of the amount to be paid to the Seller on behalf of members of the Seller Group for advanced commissions (subject to later adjustments as referred to above) shall be included in the Related Retail Brokerage Interim Balance Sheet and any difference from the actual amount shall be adjusted on the Closing Balance Sheet. The Seller Group shall have no rights with respect to any future cyclical trailing commissions for such products for the period following the Related Retail Brokerage Closing Date.

         SECTION 2.07     Market Data Services Contracts.  The parties hereto
                          ------------------------------
agree that certain market data services Contracts shall be Assigned Contracts within the meaning of Section 2.07(c) of the Agreement; provided that the Seller Group will remain liable for any liquidated damages payable (whether before or after the Related Retail Brokerage Closing) under any such Contract arising prior to the first renewal of or time for giving notice not to renew such Contract by the Purchaser. The Purchaser and the Seller hereby agree to use their reasonable efforts to prepare, within 30 days of the Related Retail Brokerage Closing Date, an agreed upon list of all such market data services Contracts, the dates by which the appropriate vendors are required to be given notice of renewal or termination, the renewal dates and the liquidated damages provisions of each such Contract. The Purchaser hereby agrees to act in good faith in taking any actions under such Contracts that would give rise to liquidated damages.

         SECTION 2.08     FORMS 1099.      The Seller hereby agrees, as
                          ----------
required by Applicable Law, to prepare IRS Forms 1099 for the customers of the Seller Group whose accounts are transferred to the Purchaser and to send such Forms 1099 to such customers between September 1, 1995 and January 31, 1996. The Seller further agrees, until June 30,1996, to respond to questions from such customers regarding these Forms 1099.

                                  ARTICLE III
                                ASSET MANAGEMENT

         SECTION 3.01     Asset Management.  In the event that an exemptive
                          ----------------
order, effective on or prior to January 30, 1995, in form and substance reasonably satisfactory to each of the parties hereto, concerning the Funds is received from the Commission:

                (i) the Seller Group shall transfer to the Purchaser (or its designee) the Acquired Assets of the portion of Asset Management that relates to the management of investment companies and managed accounts identified on Schedule 2 hereto and the Purchaser shall assume the Assumed Liabilities arising out of such portion of Asset Management (the consummation of such transfer and assumption, The "First Asset Management Closing");

                (ii) the First Asset Management Closing shall take place at the same time as the Related Retail Brokerage Closing and the First Asset Management Closing Date (the "First Asset Management Closing Date") and the Related Retail Brokerage Closing Date shall be the same date;

                (iii) the Related Retail Brokerage Interim Balance Sheet and the Related Retail Brokerage Interim Net Book Value Statement shall include the Acquired Assets and Assumed Liabilities of that portion of Asset Management Referred to in clause (i) above; and

                (iv) the Acquired Assets being transferred to, and the Assumed Liabilities being assumed by, the Purchaser shall include the Acquired Assets and Assumed Liabilities of that portion of Asset Management referred to in clause (i) above.

        SECTION 3.02 FCI. The Seller hereby agrees to keep in existence Financial Counselors, Inc. (whose name is expected to be changed to Broad Street Advisors Inc.) or a successor corporation (by merger or otherwise) thereto for a period of not less than six years from the First Asset Management Closing Date. For such period of time, the Seller shall cause Financial Counselors, Inc. to maintain an errors and omissions insurance policy in an amount of not less than $5,000,000 covering claims accruing prior to the First Asset Management Closing Date, and the Purchaser shall reimburse the Seller on behalf of the members of the Seller Group for the cost of such insurance.

        SECTION 3.03    ASSET MANAGEMENT OFFICES.  The Seller hereby agrees to
                        ------------------------
enter into arrangements with the Purchaser on terms substantially similar to those in the Revocable License Agreement previously entered into between the Purchase and the Seller to permit the Purchaser to use and occupy for a period of time not to exceed two months certain space owned and leased by the Seller Group and used in connection with Asset Management.

                                  ARTICLE IV
                             SUPPLEMENTAL MATTERS

        SECTION 4.01    In Treatment Status.  The parties hereto agree that
                        -------------------
the amount payable by the Seller to the Purchaser pursuant to Section 4.02 of the Second Supplemental Agreement shall be $1,398,257. Such Amount shall be paid by the Seller on behalf of the members of the Seller Group to the Purchaser at the Related Retail Brokerage Closing.

        SECTION 4.02    Physical Securities.    With respect to the transfer of
                        -------------------
certain Securities in physical, certificated form (the "Physical Securities") from the Seller to the Purchaser, the parties hereto have agreed as follows:

                (i) During the weekend of January 28-29, 1995, at the offices of the Seller at 2 Broadway, New York, New York, the Seller shall conduct a review and accounting of the Physical Securities at which the Purchaser shall be present and observe, following which the Physical Securities shall be placed in appropriate storage containers, sealed and placed in the Seller's vault at such address.

                (ii) The Physical Securities shall be transported in sealed storage containers by armored car to the offices of the Purchaser at 1000 Harbor Boulevard, Weehawken, New Jersey, in three one-car shipments on each of January 30, January 31 and February 1, 1995, respectively. The cost of such transportation, including insurance, shall be shared equally by the Purchaser and the Seller on behalf of the members of the Seller Group.

                (iii) The Purchaser shall receive the Physical Securities at its offices at 1000 Harbor Boulevard, Weehawken, New Jersey, at which time the Purchaser shall be deemed to have accepted the Physical Securities and risk of loss shall have passed to the Purchaser and the Seller Group shall have no further obligations of any kind to the Purchaser with respect to the custody of the Physical Securities and the safe-keeping thereof; provided that, immediately following the arrival of each of the one-car shipments referred to in clause
        (ii) above, the Purchaser shall conduct a review of the Physical Securities and a reconciliation of the accounting referred to in clause (i) above, at which the Seller shall be present and observe, and the Purchaser shall have twelve hours following the arrival of each such shipment to notify the Seller in writing as to any discrepancies in the reconciliation of such shipment of Physical Securities.

         SECTION 4.03  Custody Agreement.  The Purchaser and the Seller have
                       -----------------
agreed to enter into a custody arrangement in the form of Exhibit 1 hereto with respect to certain Books and Records.

         SECTION 4.04  Foreign Leases.  With respect to the office of the
                       --------------
Seller Group in Tokyo, Japan (the "Tokyo Office"), the parties hereto have agreed as follows:

         (a) The Purchaser shall take all action necessary as promptly as practicable to close its office in Tokyo. The Seller of behalf of members of the Seller Group shall be responsible for the Office Closure Costs (which shall include for purposes of this Section 4.04(a) all rent paid by the Purchaser for its existing Tokyo office space until such time as the Purchaser occupies the Tokyo Office) actually incurred by the Purchaser in connection with the closure of such office, up to an aggregate of $2,500,000. Any Office Closure Costs in connection with such closure in excess of $2,500,000 shall be the responsibility of the Purchaser.

         (b) The Tokyo Office lease shall be treated as a Delayed Asset for which the Required Consent could not be obtained and, in accordance with
Section 2.04(a) of the Asset Purchase Agreement, until at least January 31, 1996, the Purchaser shall be entitled to use and occupy the Tokyo Office and the Seller Group shall provide the Purchaser with the benefits under or applicable to such lease and the Purchaser shall assume and pay and perform all liabilities relating to such lease. For the period from February 1, 1995 through January 31, 1996, (i) to the extent that the Purchaser uses and occupies the Tokyo Office under the existing lease of the Seller Group, the Purchaser shall not be responsible (in a manner consistent with customary rent concession practices in Tokyo) for the payment of rent and the Seller Group shall remain liable therefor and (ii) to the extent that the Purchaser uses and occupies the Tokyo Office under a lease to the Purchaser, the Seller on behalf of the members of the Seller Group shall pay an amount monthly to the Purchaser equal to the monthly amount of the rent concession provided for pursuant to clause (i).

         (c) Effective February 1, 1995, leases of Equipment and Machinery used in the Tokyo Office with aggregate lease payment obligations of $2,200,000 shall be assumed by the Purchaser. Such leases (which shall not include the leases of the telephone equipment and the AS-400 mini-mainframe computer) shall be selected by the Purchaser and shall be Assigned Contracts.

         (d) The Purchaser shall purchase from the Seller Group at Seller's net book value (exclusive of any writedown effected as a result of the transactions contemplated by the Transaction Documents) the Equipment and Machinery (excluding any software and licenses) used by the Seller Group in the operation of the Tokyo Office; provided that the Purchaser shall not be
                               --------
obligated to pay more than $1,900,000 for all such Equipment and Machinery.

         (e) Effective February 1, 1995, all Contracts of the Seller Group relating to the occupancy or maintenance of the Tokyo Office or office services being provided to the Tokyo Office not otherwise described in Sections 4.04(a),
(b) and (c), shall be Assigned Contracts, to the extent that such Contracts shall be useful to the Purchaser in connection with the conduct of its business in the Tokyo Office.

         (f) The Purchaser and the Seller shall jointly review the existing agreements of the Purchaser and the Seller Group for the provision of market data services in Tokyo and negotiate in good faith to agree on the action to be taken to ensure that the Purchaser shall have reasonable access to the market data services necessary to the conduct of its business in Tokyo and to minimize the costs associated with the termination of any existing agreements of the Purchaser and the Seller Group not necessary to provide the Purchaser with such market data services. To the extent the Seller Group and the Purchaser have existing agreements for market data services that are the same or nearly the same, the Purchaser agrees to take assignment of the longer term agreement (consistent with its existing business plan) and the Seller on behalf of the members of the Seller Group agrees to assume financial responsibility for the termination costs or expenses of the shorter term agreement; provided that the
                                                             --------
Seller Group's obligation in respect thereof shall not exceed the amount it would have been obligated to pay under its existing agreement. Any costs incurred by the Purchaser in connection with the termination of its contractual obligations under its existing agreements may be deemed to be Office Closure Costs for purposes of Section 4.04(a), or shall otherwise be for the account of the Purchaser.

         (g) Effective February 1, 1995, but subject to any necessary Japanese regulatory approvals, the Purchaser shall permit the employees of the Seller Group to use and occupy on a rent-free basis approximately 1,000 square feet of office space in the Tokyo Office through December 31, 1995.

         SECTION 4.05  Certain Post-Retirement Medical Benefits.  The Seller
                       ----------------------------------------
and the Purchaser have agreed as to
the medical benefits to be made available to the Continuing Employees listed on
Schedule 3 hereto and, except as provided in the next succeeding sentence, the Seller on behalf of the members of the Seller Group shall be responsible for the costs associated with the providing of such medical benefits. The Purchaser shall pay an aggregate amount of $5,000,000 to the Seller on behalf of the members of the Seller Group in four equal installments of $1,250,000 payable on January 30th in each of 1995, 1996, 1997 and 1998; provided that no
                                                              --------
payment shall be due in each of 1997 and 1998 unless 40 or more of the investment executives listed on Schedule 3 hereto are employed by the Purchaser or any of its controlled Affiliates as of January 30th, 1997. For purposes of determining the number of investment executives listed on Schedule 3 hereto employed by the Purchaser as of January 30, 1997, any investment executive listed on Schedule 3 hereto who is terminated without cause by the Purchaser or any of its controlled Affiliates prior to January 30, 1997 shall be treated as if such investment executive were employed by the Purchaser as of January 30, 1997.

         SECTION 4.06   Deferred Broker Production Bonus Programs.  The parties
                        -----------------------------------------
hereto agree that payments to be made for any year by the Purchaser to Continuing Employees pursuant to Section 3.08(a) of the Restructuring Agreement under the Deferred Broker Production Bonus Programs shall be made no later than the January 31st of the year following such year. The Purchaser shall be responsible for any and all payroll taxes in connection therewith.

         SECTION 4.07   Asset Management Indemnification.  The Purchaser,
                        --------------------------------
PaineWebber Incorporated and Mitchell Hutchins Asset Management Inc. ("MHAM") shall be fully indemnified, defended and held harmless, jointly and severally by the Parent and the Seller, with respect to any amounts paid or advanced to or in respect of any of the investment companies (or successors thereto) listed on Schedule 2 hereto that are based on:

         (a) an act or failure to act by Kidder Peabody Asset Management, Inc. ("KPAM"), or one of its agents, in the management of such investment company prior to the First Asset Management Closing Data, as a result of which and to the extent that:

         (i) KPAM (or its agent) has legal liability to such investment company or its shareholders including, without limitation, any liability attributable to the failure of any such investment company to:

         (A) comply with any applicable state securities or Blue Sky registration requirements;

         (B) value any asset in its portfolio in accordance with such investment company's policies or applicable law; or

         (c) maintain its portfolio in material compliance with the terms, conditions or descriptions thereof contained in any applicable registration statement filed under the federal securities laws; or

         (ii) Purchaser or MHAM has a reasonable belief that if such payment or advance were not made, MHAM's business reputation as a manager of investment companies would be materially injured; or

         (b) an error (by act or omission) or oversight by KPAM, or one of its agents, in the management of such investment company prior to the First Asset Management Closing Date, as a result of which and to the extent that any Tax is determined by the Internal Revenue Service or the independent accountants of the investment company to be owing by such investment company or by any shareholder of such company (other than income taxes payable by such shareholder in the ordinary course), whether or not such Tax is yet due or payable (so long as any decision by the Purchaser, PaineWebber Incorporated or MHAM to pay in advance is made on a reasonable basis).

         If the Purchaser is contemplating paying or advancing any amount to or in respect of any investment company (or successor thereto) listed on Schedule 2 hereto with respect to which the Purchaser believes it may be entitled to indemnification pursuant to this Section 4.07 (a "Contemplated Payment"), and a purchase by the Parent or the Seller of Securities owned by such investment company at a price above the then current market price would obviate the need for such payment or advance;

         (i) The Purchaser shall provide the Parent and the Seller with two business days' prior written notice of such Contemplated Payment (or, if such notice is not practicable, such lesser notice but in any event not less than 4 hours), which notice shall include a description of the relevant Securities, the events relating to the Contemplated Payment, the amount of the Contemplated Payment and current market price information concerning the relevant Securities.

         (ii) The Parent or the Seller shall have the option, exercisable within such two business days (or lesser) period, subject to any necessary Commission, investment company board and other approvals, to either (A) make the Contemplated Payment in lieu of the Purchaser or (B) purchase the relevant Securities from such investment company for any amount equal to the amount of the Contemplated Payment plus the aggregate market price of the relevant Securities set forth in the notice.

             (iii) If the Parent or the Seller exercises its option pursuant to clause (ii) above, neither the Parent nor the Seller shall have any further obligations toward the Purchaser, PaineWebber Incorporated and MHAM under Section 4.07(a) (ii) in respect of the events relating to the Contemplated Payment.

         The parties hereto acknowledge that this Section 4.07 shall not apply to any investment company (or successor thereto) other than those listed on
Schedule 2 hereto.


                                   ARTICLE V
                                 MISCELLANEOUS

         SECTION 5.01  Incorporation by Reference.  The provisions of Article XI
                      ---------------------------
or the First Supplemental Agreement shall be incorporated by reference herein and each reference therein to the First Supplemental Agreement shall apply to this Agreement as if this Agreement were referred to therein.

         SECTION 5.02  Other References to Closing and Closing Date.  The
                       --------------------------------------------
parties hereto acknowledge that each reference in the Asset Purchase Agreement to the "Closing", the "Closing Date", the "Asset Management Closing" and the "Asset Management Closing Date" shall, to the extent such reference relates to the portion of Asset Management transferred at the First Asset Management Closing, be construed as a reference to the First Asset Management Closing or the First Asset Management Closing Date, as applicable.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                           PAINE WEBBER GROUP INC.

                                           By /s/ REGINA A. DOLAN
                                             ------------------------
                                             Name:  Regina A. Dolan
                                             Title: Chief Financial Officer and
                                                    Vice President

                                           GENERAL ELECTRIC COMPANY

                                           By
                                             ------------------------
                                              Name:
                                              Title:

                                           KIDDER, PEABODY GROUP INC.

                                           By
                                             ------------------------
                                              Name:
                                              Title:

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized as of the date first above written.

                                           PAINE WEBBER GROUP INC.

                                           By
                                             ---------------------------
                                              Name:
                                              Title:

                                           GENERAL ELECTRIC COMPANY

                                           By /s/ DENNIS D. DAMMERMAN
                                             ---------------------------
                                              Name:  Dennis D. Dammerman
                                              Title: Senior Vice
                                                     President-Finance

                                           KIDDER, PEABODY GROUP INC.

                                           By  /s/ RICHARD W. O'DONNELL
                                             ---------------------------
                                              Name:  Richard W. O'Donnell
                                              Title: Senior Vice President,
                                                     Chief Financial &
                                                     Administrative Officer